UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

BROADWAY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Wilshire Boulevard, Suite 150, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2025, the Board of Directors (the “Board”) of Broadway Financial Corporation (the “Company”) increased the size of the Board from nine to ten members and elected Mary Hentges to the Board, effective March 5, 2025, to fill the new vacancy on the Board. Ms. Hentges will serve as a member of the class of directors of the Company whose term expires at the Company’s 2026 annual meeting of stockholders. In connection with Ms. Hentges’ election, Ms. Hentges has been appointed to the Audit Committee of the Board of the Company and its wholly-owned subsidiary, City First Bank, National Association (the “Bank”), and to the Risk and Compliance Committee and the Internal Asset Review Committee of the Bank.

Ms. Hentges was recommended by the Company’s Corporate Governance Committee (the “Governance Committee”) after a thorough review of all of the candidates’ education, experience, employment and credentials. The Governance Committee conducted a formal search for nominees and considered recommendations from Board members and management of the Company.

Ms. Hentges has served as an Advisor for Jiko Group, Inc., an online bank, since 2019. Previously, Ms. Hentges served as an advising Chief Financial Officer for Noom, Inc., a digital health company, through KongBasile LLC, from November 2022 to December 2023 and as the Interim Chief Financial Officer for ShotSpotter, a precision-policing solutions company, from October 2020 to January 2021. Ms. Hentges previously served as the Chief Financial Officer of Yapstone, Inc., a financial services company, from 2012 to 2014, the Chief Financial Officer of CBS Interactive, a media company, from 2010 to 2012, and the Chief Financial Officer of PayPal, Inc. from 2003 to 2010. Ms. Hentges currently serves on the board of directors of Upstart Holdings, Inc. (NASDAQ: UPST), Akili, Inc. (NASDAQ: AKIL), the Kaiser Permanente Bernard J. Tyson School of Medicine, and the Arizona State University Foundation. Ms. Hentges holds a B.S. in Accounting from Arizona State University.

Ms. Hentges will receive the standard compensation available to the Company’s current non-employee directors, which is discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission on May 20, 2024.

There are no arrangements or understandings between Ms. Hentges and any other person pursuant to which she was appointed as director of the Company; there are no family relationships between Ms. Hentges and any of the Company’s directors or executive officers; and Ms. Hentges does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated March 10, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: March 10, 2025	By:	/s/ Zack Ibrahim
Zack Ibrahim
Executive Vice President and
Chief Financial Officer